UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2018 (October 25, 2018)

BAUSCH HEALTH COMPANIES INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement

On October 25, 2018, in connection with (and as consideration for) the settlement and release of certain claims that were the subject of an arbitration proceeding among Bausch Health Companies Inc. (“Bausch Health” or the “Company”) and its subsidiary Salix Pharmaceuticals, Inc. (“Salix”), on the one hand, and Alfasigma S.p.A. (“Alfa”), on the other hand, Alfa, Salix and Salix’s affiliates, Valeant Pharmaceuticals Ireland Limited (“VIRL”) and Valeant Pharmaceuticals Luxembourg s.à r.l. (“VPL” and together with Salix and VIRL, the “Salix Parties”) entered into (i) an Amendment No. 2 to the Amended and Restated License Agreement (the “ARLA Amendment”) and (ii) an Amended and Restated Supply Agreement (the “A&R Supply Agreement”).

The ARLA Amendment

The ARLA Amendment amends that certain Amended and Restated License Agreement between Salix and Alfa dated August 6, 2012, as amended on September 5, 2012 (the “ARLA”), copies of which were incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as Exhibits 10.27 and 10.28. Under the terms of the ARLA, Alfa has granted the Salix Parties certain rights in Alfa’s intellectual property with respect to the exploitation of products containing the rifaximin compound in certain territories and for certain fields. The Company’s existing licenses and rights to its Xifaxan® products under the ARLA are not amended by the ARLA Amendment, and remain in effect on their current terms.

Under the terms of the ARLA Amendment, the parties have agreed to terminate the Crohn’s EIR Development program and replace it with a new development program, pursuant to which the parties will collaborate on the development of a new formulation for the rifaximin compound, called extended intestinal release (EIR), for the treatment of postoperative Crohn’s disease (the “POCD EIR Product”). Alfa will have primary responsibility to conduct the development work pursuant to this new program, including the preparation and filing of the regulatory documentation to obtain the initial marketing approval for the POCD EIR Product in the United States, in accordance with a development plan to be agreed upon by the parties. The Salix Parties will be responsible for funding third party costs incurred in connection with such development to the extent necessary or required to obtain the initial marketing approval for the POCD EIR Product in the United States, in accordance with such agreed development plan, including as may be amended to address FDA requirements for the POCD EIR Product in the United States. Once approved, the Salix Parties will have the right to commercialize the POCD EIR Product in the United States and Canada. The ARLA Amendment also provides for the establishment and operation of a steering committee to oversee and coordinate the development of the POCD EIR Product.

Under the terms of the ARLA Amendment, until the occurrence of certain specified events, Alfa is prohibited from exploiting products containing the rifaximin compound, in any formulation (including the rifaximin compound that is the subject of the development collaboration described above in specific dosages in the territory licensed by the Salix Parties), in specific dosages in the territory licensed by the Salix Parties, whether inside or outside the licensed field.

Subject to specified notice periods and specified limitations, each of Alfa and the Salix Parties have the right to terminate the ARLA with respect to the POCD EIR Product without cause at any time, as well as certain other customary termination rights. In the case of a termination of the ARLA with respect to the POCD EIR Product (other than by Alfa on a without cause basis), all licenses granted to the Salix Parties relating to the EIR formulation of the rifaximin compound, including as relates to the POCD EIR Product, will terminate and revert to Alfa and, to the extent that the development costs incurred by the Salix Parties at the time of termination are below a specific amount, the Salix Parties will be required to pay Alfa the difference between what the development costs that have then been paid by the Salix Parties and such specific amount.

The foregoing is a summary description of certain terms of the ARLA Amendment, is not complete and is qualified in its entirety by reference to the text of the ARLA Amendment, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The A&R Supply Agreement

The A&R Supply Agreement amends and restates the supply agreement between Alfa and Salix dated June 24, 1996, as amended, copies of which agreement and prior amendments thereto were incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as Exhibits 10.23, 10.24, 10.25 and 10.26. The A&R Supply Agreement provides for the supply of the rifaximin compound by Alfa to the Salix Parties.

Under the terms of the A&R Supply Agreement, the Salix Parties are required to purchase a specific portion of their annual requirements for the rifaximin compound from Alfa from January 1, 2019. Subject to certain limitations, the Salix Parties have the right to purchase any remaining portion of such annual requirements in excess of such specific portion either from Alfa or from certain other specified manufacturers. There are no minimum purchase quantity obligations under the A&R Supply Agreement. The A&R Supply Agreement also contains provisions regarding payment terms, confidentiality, inspections, representations and warranties and indemnification, as well as other customary provisions.

The initial term of the A&R Supply Agreement expires on December 31, 2023. The Salix Parties have the right, subject to compliance with certain notice requirements, to unilaterally extend the initial term by an additional five years, namely to December 31, 2028, following which the term shall be automatically extended for additional three-year terms. Subject to specified notice periods and specified limitations, either party may terminate the Agreement in the event of (i) uncured material breach by the other party, (ii) the bankruptcy, insolvency, dissolution or winding up of the other party, or (iii) for convenience after a specified period of time.

The foregoing is a summary description of certain terms of the A&R Supply Agreement, is not complete and is qualified in its entirety by reference to the text of the A&R Supply Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Bausch Health Companies Inc., dated October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2018

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Christina Ackermann

Christina Ackermann Executive Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Bausch Health Companies Inc., dated October 29, 2018